SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
November 18, 2004

RUDDICK CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina (State of Incorporation)	1-6905 (Commission File Number)	56-0905940 (IRS Employer Identification No.)

301 South Tryon Street, Suite 1800
Charlotte, North Carolina 28202
(Address of principal executive offices, including zip code)

(704) 372-5404
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        Director Compensation.  On November 18, 2004, the Ruddick Corporation ("Company") Board of Directors ("Board") voted to increase the annual fee paid to each non-employee director from $23,000 to $24,000.  In addition, the fee paid to non-employee directors for each Board or committee meeting attended increased from $1,000 to $1,500.  The Board left unchanged the additional annual fees payable to the Chairman of the Board, Chairman of the Executive Committee and Chairman of the Audit Committee of $30,000, $30,000 and $4,000, respectively.

      In addition, in lieu of granting stock options to the non-employee directors, the Board approved the payment of a fee of $8,000 for each non-employee director and such fee was mandatorily deferred pursuant to the Ruddick Corporation Director Deferral Plan ("Deferral Plan"). Pursuant to the Deferral Plan, fees deferred are converted into a number of shares of Company Common Stock with a fair value equal to the fees deferred, and such number of shares are credited to the director's account (along with the amount of any dividends or stock distributions).

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                        RUDDICK CORPORATION

                                                                                        By:       /s/ JOHN B. WOODLIEF
                                                                                                         John B. Woodlief
                                                                                                         Vice President - Finance and Chief
                                                                                                              Financial Officer

Dated:  November 24, 2004